Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement on Form S-8 (File No. 333-10699) pertaining to the Tractor Supply Company 1996 Associate Stock Purchase Plan,
(2) Registration Statement on Form S-3 (File No. 333-35317) pertaining to the Tractor Supply Company Restated 401(k) Retirement Plan,
(3) Registration Statement on Form S-8 (File No. 333-80619) pertaining to the Tractor Supply Company 1994 Stock Option Plan,
(4) Registration Statement on Form S-8 (File No. 333-102768) pertaining to the Tractor Supply Company 2000 Stock Incentive Plan, and
(5) Registration Statement on Form S-8 (File No. 333-136502) pertaining to the Tractor Supply Company 2006 Stock Incentive Plan;
of our reports dated February 24, 2009, with respect to the consolidated financial statements of Tractor Supply Company, and the effectiveness of internal control over financial reporting of Tractor Supply Company, included in this Annual Report (Form 10-K) for the year ended December 27, 2008.
/s/ Ernst & Young LLP
Nashville, Tennessee
February 24, 2009